Exhibit 99-7(a)

                     Consent of Ernst & Young LLP (Atlanta)







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Exhibit 99-7(a) - Consent of Ernst and Young LLP, Independent Auditors

We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our report dated March 22, 2004, with respect to the consolidated financial statements of ING Life Insurance and Annuity Company as of December 31, 2003 and 2002 and for each of the three years in the period ended December 31, 2003, included in Post-Effective Amendment No. 17 to the Registration Statement under the Securities Act of 1933 (Form S-6 No. 33-76004) and the related Prospectus of Variable Life Account B of ING Life Insurance and Annuity Company.



                                                           /s/ Ernst & Young LLP



Atlanta, Georgia
April 28, 2004